UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 19, 2021
URBAN ONE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(301) 429-3200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, $.001 Par Value	UONE	NASDAQ Capital Market
Class D Common Stock, $.001 Par Value	UONEK	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On February 19, 2021, Urban One, Inc. (the “Company”) closed on a new asset backed credit facility (the “ABL Facility”). The ABL Facility is governed by a credit agreement by and among the Company, the other borrowers party thereto, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent. The ABL Facility provides for up to $50 million revolving loan borrowings in order to provide for the working capital needs and general corporate requirements of the Company.

At the Company’s election, the interest rate on borrowings under the ABL Facility are based on either (i) the then applicable margin relative to Base Rate Loans (as defined in the ABL Facility) or (ii) the then applicable margin relative to LIBOR Loans (as defined in the ABL Facility) corresponding to the average availability of the Company for the most recently completed fiscal quarter.

Advances under the ABL Facility are limited to (a) eighty-five percent (85%) of the amount of Eligible Accounts (as defined in the ABL Facility), less the amount, if any, of the Dilution Reserve (as defined in the ABL Facility), minus (b) the sum of (i) the Bank Product Reserve (as defined in the ABL Facility), plus (ii) the AP and Deferred Revenue Reserve (as defined in the ABL Facility), plus (iii) without duplication, the aggregate amount of all other reserves, if any, established by Administrative Agent.

All obligations under the ABL Facility are secured by first priority lien on all (i) deposit accounts (related to accounts receivable), (ii) accounts receivable, and (iii) all other property which constitutes ABL Priority Collateral (as defined in the ABL Facility). The obligations are also guaranteed by all material restricted subsidiaries of the Company.

The ABL Facility matures on the earliest of: the earlier to occur of (a) the date that is five (5) years from the effective date of the ABL Facility and (b) 91 days prior to the maturity of the Company’s 7.375% Senior Secured Notes due 2028.

Finally, the ABL Facility is subject to the terms of the Revolver Intercreditor Agreement (as defined in the ABL Facility) by and among the Administrative Agent and Wilmington Trust, National Association.

A copy of the ABL Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the ABL Facility is qualified in its entirety by reference to such exhibit.

Item 1.02.  Termination of a Material Definitive Agreement.

The Asset Backed Senior Credit Facility entered into on April 21, 2016 (the “WF ABL Facility”) among the Company, the lenders party thereto from time to time and Wells Fargo Bank National Association, as administrative agent, was terminated on February 19, 2021.

The description of the WF ABL Facility contained in Current Reports on Form 8-K, filed on April 27, 2016 is incorporated by reference into this Item 1.02.

Cautionary Information Regarding Forward-Looking Statements

Forward-looking statements in this Form 8-K regarding the ABL Facility and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the extent of the impact of the COVID-19 global pandemic or any other epidemic, disease outbreak, or public health emergency, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; the rapidly evolving nature of the COVID-19 pandemic and related containment measures, including changes in unemployment rate; the impact of political protests and curfews imposed by state and local governments; the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports).

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated as of February 19, 2021, among Urban One, Inc., the other borrowers party thereto, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 22, 2021
URBAN ONE, INC.
/s/ Peter D. Thompson
Name:  Peter D. Thompson
Title:  Chief Financial Officer and Principal Accounting Officer